Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2016 THIRD QUARTER RESULTS

MILPITAS, Calif., April 26, 2016 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2016, which ended on March 31, 2016, reporting GAAP net income of $176 million and GAAP earnings per diluted share of $1.12 on revenues of $712 million.

GAAP Results
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015
Revenues	$712 million	$710 million	$738 million
Net Income	$176 million	$152 million	$132 million
Earnings per Diluted Share	$1.12	$0.98	$0.81

Non-GAAP Results
	Q3 FY 2016	Q2 FY 2016	Q3 FY 2015
Net Income	$179 million	$162 million	$137 million
Earnings per Diluted Share	$1.15	$1.04	$0.84

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance and other related charges, merger-related charges, and debt extinguishment loss and recapitalization charges.

In light of the pending merger transaction with Lam Research Corporation, KLA-Tencor has discontinued conducting quarterly earnings conference calls to discuss financial results, but instead publish a quarterly stockholder letter and other supplemental data on the Investor Relations section of the KLA-Tencor website.

About KLA-Tencor:

KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.

To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2016	June 30, 2015
ASSETS
Cash, cash equivalents and marketable securities	$2,241,310	$2,387,111
Accounts receivable, net	624,818	585,494
Inventories	721,493	617,904
Other current assets	318,852	314,067
Land, property and equipment, net	287,874	314,591
Goodwill	335,205	335,263
Purchased intangibles, net	5,625	11,895
Other non-current assets	246,925	259,687

Total assets	$4,782,102	$4,826,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,322	$103,342
Deferred system profit	193,219	148,691
Unearned revenue	51,820	71,335
Current portion of long-term debt	—	16,981
Other current liabilities	626,331	661,414

Total current liabilities	997,692	1,001,763
Non-current liabilities:
Long-term debt	3,097,306	3,173,435
Unearned revenue	51,065	47,145
Other non-current liabilities	159,467	182,230

Total liabilities	4,305,530	4,404,573
Stockholders’ equity:
Common stock and capital in excess of par value	424,474	474,374
Retained earnings (accumulated deficit)	95,121	(12,362)
Accumulated other comprehensive income (loss)	(43,023)	(40,573)

Total stockholders’ equity	476,572	421,439

Total liabilities and stockholders’ equity	$4,782,102	$4,826,012

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Operations

	Three months ended March 31,		Nine months ended March 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Product	$530,623	$565,181	$1,519,142	$1,545,663
Service	181,810	173,278	546,180	512,054

Total revenues	712,433	738,459	2,065,322	2,057,717
Costs and expenses:
Costs of revenues	274,599	320,282	825,823	891,962
Engineering, research and development	115,589	124,583	353,804	401,777
Selling, general and administrative	87,407	98,608	275,602	305,125
Interest expense and other, net	24,907	28,532	80,388	67,991
Loss on extinguishment of debt and other, net	—	—	—	131,669

Income before income taxes	209,931	166,454	529,705	259,193
Provision for income taxes	34,154	34,816	96,824	35,054

Net income	$175,777	$131,638	$432,881	$224,139

Net income per share:
Basic	$1.13	$0.81	$2.78	$1.37

Diluted	$1.12	$0.81	$2.76	$1.36

Cash dividends declared per share (including a special cash dividend of $16.50 per share declared during the three months ended December 31, 2014)	$0.52	$0.50	$1.56	$18.00

Weighted-average number of shares:
Basic	155,690	161,559	155,921	163,494
Diluted	156,429	162,794	156,797	164,930

KLA-Tencor Corporation

Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	March 31,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$175,777	$131,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,780	20,510
Asset impairment charges	1,038	1,698
Non-cash stock-based compensation expense	9,185	12,767
Excess tax benefit from equity awards	(635)	(398)
Net gain on sales of marketable securities and other investments	(2,847)	(60)
Changes in assets and liabilities:
Increase in accounts receivable, net	(186,715)	(1,213)
Decrease (increase) in inventories	(26,065)	23,745
Decrease in other assets	8,322	20,096
Increase (decrease) in accounts payable	3,751	(5,054)
Increase (decrease) in deferred system profit	61,371	(21,732)
Increase in other liabilities	52,535	60,420

Net cash provided by operating activities	111,497	242,417
Cash flows from investing activities:
Capital expenditures, net	(8,954)	(10,326)
Proceeds from sale of assets	2,811	—
Purchases of available-for-sale securities	(249,126)	(339,580)
Proceeds from sale of available-for-sale securities	147,120	223,438
Proceeds from maturity of available-for-sale securities	146,102	181,151
Purchases of trading securities	(13,243)	(9,383)
Proceeds from sale of trading securities	16,162	13,765

Net cash provided by investing activities	40,872	59,065
Cash flows from financing activities:
Repayment of debt	(35,000)	(9,375)
Issuance of common stock	2	175
Tax withholding payments related to vested and released restricted stock units	(1,702)	(1,990)
Common stock repurchases	—	(168,670)
Payment of dividends to stockholders	(82,109)	(82,250)
Excess tax benefit from equity awards	635	398

Net cash used in financing activities	(118,174)	(261,712)
Effect of exchange rate changes on cash and cash equivalents	5,188	(2,743)

Net increase in cash and cash equivalents	39,383	37,027
Cash and cash equivalents at beginning of period	886,591	584,865

Cash and cash equivalents at end of period	$925,974	$621,892

Supplemental cash flow disclosures:
Income taxes paid, net	$22,304	$8,101
Interest paid	$3,482	$4,341
Non-cash activities:
Purchase of land, property and equipment - investing activities	$2,311	$2,255
Unsettled common stock repurchase - financing activities	$—	$12,862
Dividends payable - financing activities	$18,827	$41,412

KLA-Tencor Corporation

Condensed Consolidated Unaudited Supplemental Information

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Nine months ended
		March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
GAAP net income		$175,777	$152,207	$131,638	$432,881	$224,139
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	1,309	1,309	3,928	6,199	11,758
Restructuring, severance and other related charges	b	137	1,742	3,636	8,945	10,992
Merger-related charges	c	3,582	8,820	—	12,402	—
Debt extinguishment loss and recapitalization charges	d	—	—	—	—	134,147
Income tax effect of non-GAAP adjustments	e	(1,535)	(2,321)	(1,840)	(7,204)	(52,099)

Non-GAAP net income		$179,270	$161,757	$137,362	$453,223	$328,937

GAAP net income per diluted share		$1.12	$0.98	$0.81	$2.76	$1.36

Non-GAAP net income per diluted share		$1.15	$1.04	$0.84	$2.89	$1.99

Shares used in diluted shares calculation		156,429	155,996	162,794	156,797	164,930

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Restructuring, severance and other related charges	Merger-related charges	Total pre-tax GAAP to non- GAAP adjustments
Three months ended March 31, 2016
Costs of revenues	$663	$121	$238	$1,022
Engineering, research and development	—	5	508	513
Selling, general and administrative	646	11	2,836	3,493

Total in three months ended March 31, 2016	$1,309	$137	$3,582	$5,028

Three months ended December 31, 2015
Costs of revenues	$663	$470	$67	$1,200
Engineering, research and development	—	479	—	479
Selling, general and administrative	646	793	8,753	10,192

Total in three months ended December 31, 2015	$1,309	$1,742	$8,820	$11,871

Three months ended March 31, 2015
Costs of revenues	$2,507	$211	$—	$2,718
Engineering, research and development	700	680	—	1,380
Selling, general and administrative	721	2,745	—	3,466

Total in three months ended March 31, 2015	$3,928	$3,636	$—	$7,564

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.	Acquisition-related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.	Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.	Merger-related charges that are directly related to the pending merger between KLA-Tencor and Lam as announced on October 21, 2015. Charges primarily includes costs for advisory services, appraisals, legal services, employee-related expense and auditing services. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.	Debt extinguishment loss and recapitalization charges include a pre-tax loss on early extinguishment of debt related to the 6.900% Senior Notes due in 2018, net and certain other expenses incurred in connection with the leveraged recapitalization plan which was completed in the second quarter of fiscal year ended June 30, 2015. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

e.	Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.